Exhibit 99.1

PRESS RELEASE

PacWest Bancorp
(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE	January 21, 2016

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2015

Fourth Quarter 2015 Highlights

•                  Square 1 Acquisition Closed October 6, 2015

•                  Net Earnings of $71.8 Million, or $0.60 Per Diluted Share; Adjusted Net Earnings of $83.9 Million, or $0.70 Per Diluted Share

•                  New Loan and Lease Production of $1.4 Billion for the Quarter

•                  Core Deposits Increased $3.8 Billion for the Quarter and Represented 67% of Total Deposits

•                  Core Tax Equivalent Net Interest Margin of 5.10%

Full Year 2015 Highlights

•                  Net Earnings of $299.6 Million, or $2.79 Per Diluted Share; Adjusted Net Earnings of $287.4 Million, or $2.68 Per Diluted Share

•                  New Loan and Lease Production of $4.2 Billion for the Year; Organic Growth Rate of 9%

•                  Core Deposits Increased $4.4 Billion for the Year, Including $3.8 Billion From the Square 1 Acquisition

•                  Core Tax Equivalent Net Interest Margin of 5.25%

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2015 of $71.8 million, or $0.60 per diluted share, compared to net earnings for the third quarter of 2015 of $69.6 million, or $0.68 per diluted share.  Net earnings for the full year 2015 were $299.6 million, or $2.79 per diluted share, compared to net earnings of $168.9 million for the full year 2014, or $1.92 per diluted share.  The increase in annual net earnings was due mostly to including the operations of CapitalSource for all of 2015 compared to including its operations in 2014 only from the April 7, 2014 merger date.

When certain income and expense items described below are excluded, adjusted net earnings were $83.9 million, or $0.70 per diluted share, for the fourth quarter of 2015 compared to $65.1 million, or $0.63 per diluted share, for the third quarter of 2015.  Adjusted net earnings were $287.4 million, or $2.68 per diluted share, for the full year 2015 compared to $219.7 million, or $2.49 per diluted share, for the full year 2014.

Matt Wagner, President and CEO, commented, “Our strong fourth quarter results capped a year of profitable growth and continued solid operating performance.  Our full year 2015 diluted EPS increased 45%, driving our return on assets of 1.70% and return on tangible equity of 15.76%. These exceptional operating results allowed us to distribute more than $215 million of cash dividends to our stockholders in 2015.”

Mr. Wagner continued, “Our entry into the venture capital banking space as a result of the Square 1 acquisition combined with the recent expansion of new commercial construction and multi-family lending groups will help to diversify our loan and lease portfolio along product and geographical lines and contribute toward our targeted upper single-digit portfolio growth. With our strong capital levels and overall sound asset quality metrics we are well positioned for continued success. Our achievements were recently recognized in Forbes magazine’s 2016 List of America’s Best Banks where PacWest was named the second best performing of the 100 largest publicly-traded U.S. banks.”

Patrick Rusnak, Executive Vice President and CFO stated, “Our fourth quarter tax equivalent net interest margin on a core basis of 5.10% reflects proactive steps taken during the third and fourth quarters in connection with the Square 1 acquisition.  These actions included a further reduction in time deposits and a restructuring of the acquired investment securities portfolio.  Further, Square 1’s core deposits substantially improved our core deposit base driving core deposits as a percentage of total deposits up to 67%, nearly a 20% increase.  Our total organic loan and lease portfolio growth for 2015, which excludes merger related and bulk acquisitions, totaled over $800 million, or 7%, driven by growth in cash flow, asset-based and construction lending.”

Mr. Rusnak continued, “Our total oil and gas related credit exposure at year end was $137 million, or less than one percent of total loans and leases, reflecting a reduction of 10% from principal payments received during the fourth quarter. The reserves related to this credit exposure total approximately 8%. We continue to control operating expenses as shown by our efficiency ratio, which declined to 39.3% in the fourth quarter. We are excited about our prospects for 2016 and believe our talented teams will continue to deliver strong results.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Year Ended
	December 31,	September 30,		December 31,
	2015	2015	Change	2015	2014	Change
	(Dollars in thousands, except per share data)
Financial Highlights (1):
Net Earnings	$71,841	$69,616	$2,225	$299,619	$168,905	$130,714
Diluted Earnings Per Share	$0.60	$0.68	$(0.08)	$2.79	$1.92	$0.87
Return on Average Assets	1.37%	1.65%	(0.28)	1.70%	1.27%	0.43
Return on Average Tangible Equity (2)	13.14%	15.09%	(1.95)	15.76%	11.88%	3.88

Adjusted Net Earnings (2)	$83,927	$65,063	$18,864	$287,422	$219,701	$67,721
Adjusted Diluted Earnings Per Share (2)	$0.70	$0.63	$0.07	$2.68	$2.49	$0.19
Adjusted Return on Average Assets (2)	1.60%	1.55%	0.05	1.64%	1.65%	(0.01)
Adjusted Return on Average Tangible Equity (2)	15.35%	14.10%	1.25	15.12%	15.46%	(0.34)

Net Interest Margin (tax equivalent)	5.22%	5.46%	(0.24)	5.60%	6.01%	(0.41)
Core Net Interest Margin (tax equivalent) (2)	5.10%	5.19%	(0.09)	5.25%	5.66%	(0.41)
Efficiency Ratio	39.3%	39.6%	(0.3)	38.5%	41.6%	(3.1)

Total Assets	$21,288,490	$16,814,105	$4,474,385	$21,288,490	$16,234,605	$5,053,885
Loans and Leases, Net of Deferred Fees	$14,478,254	$12,452,205	$2,026,049	$14,478,254	$11,882,432	$2,595,822
Total Deposits	$15,666,182	$12,115,763	$3,550,419	$15,666,182	$11,755,128	$3,911,054

Noninterest-Bearing Deposits as Percentage of Total Deposits	39%	29%	10	39%	25%	14
Core Deposits as Percentage of Total Deposits	67%	56%	11	67%	52%	15
Tangible Common Equity Ratio (2)	11.38%	12.21%	(0.83)	11.38%	12.20%	(0.82)
Tangible Book Value Per Share (2)	$17.86	$17.86	$—	$17.86	$17.17	$0.69

(1) The operations of Square 1 Financial, Inc. are included from its October 6, 2015, acquisition date.

(2) Non-GAAP measure.

ADJUSTED NET EARNINGS

In evaluating our earnings, certain items are excluded to arrive at adjusted net earnings and adjusted diluted earnings per share, as detailed below:

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,
		2015	2015	2014	2015	2014
		(Dollars in thousands)

Net earnings		$71,841	$69,616	$70,999	$299,619	$168,905
Less:	Tax benefit on discontinued operations	—	—	(47)	—	(1,114)
Add:	Tax expense on continuing operations	49,380	39,777	43,261	180,517	117,005
Pre-tax earnings		121,221	109,393	114,213	480,136	284,796
Add:	Acquisition, integration, and reorganization costs	17,600	747	7,381	21,247	101,016
Less:	FDIC loss sharing expense, net	(4,291)	(4,449)	(4,360)	(18,246)	(31,730)
	Gain on sale of loans and leases	183	27	7	373	601
	Gain on securities	—	655	—	3,744	4,841
	Covered OREO income (expense), net	2,920	(20)	(176)	2,931	1,172
	Gain on sale of owned office building	—	—	—	—	1,570
Adjusted pre-tax earnings before accelerated discount accretion		140,009	113,927	126,123	512,581	409,358
Less:	Accelerated discount accretion from early payoffs of acquired loans	5,511	9,659	11,421	51,969	38,867
Adjusted pre-tax earnings		134,498	104,268	114,702	460,612	370,491
	Tax expense (1)	(50,571)	(39,205)	(46,684)	(173,190)	(150,790)
Adjusted net earnings		$83,927	$65,063	$68,018	$287,422	$219,701

Adjusted diluted earnings per share		$0.70	$0.63	$0.66	$2.68	$2.49
Adjusted return on average assets		1.60%	1.55%	1.70%	1.64%	1.65%

(1) Full-year actual effective tax rates of 37.6% used for 2015 periods and 40.7% used for 2014 periods.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $36.7 million to $229.2 million for the fourth quarter of 2015 compared to $192.5 million for the third quarter of 2015 due to higher average investment and loan balances offset by lower discount accretion on acquired loans.  The loan and lease yield for the fourth quarter of 2015 was 6.21% compared to 6.34% for the third quarter of 2015.  The decrease in the loan and lease yield was due to lower discount accretion on acquired loans and the yield on new originations being lower than the current portfolio yield. Total discount accretion on acquired loans was $16.1 million in the fourth quarter of 2015 (46 basis points on the loan and lease yield) compared to $17.1 million in the third quarter of 2015 (57 basis points on the loan and lease yield). The decrease in discount accretion was due primarily to lower accelerated accretion from early payoffs.

The tax equivalent net interest margin (“NIM”) for the fourth quarter of 2015 was 5.22% compared to 5.46% for the third quarter of 2015. The decrease in the NIM was due to lower discount accretion on acquired loans and a higher percentage of average lower-yielding assets in the mix. Discount accretion on acquired loans contributed 36 basis points to the NIM in the fourth quarter of 2015 and 48 basis points in the third quarter of 2015.

The cost of total deposits decreased to 0.24% in the fourth quarter from 0.33% in the third quarter due to the increased balance of noninterest-bearing deposits and a lower level of higher-cost time deposits.

Net interest margin information is presented in the following table for the periods indicated:

	Three Months Ended
	December 31,	September 30,
	2015	2015
	(Dollars in thousands)
Average Assets:
Loans and leases	$14,031,102	$12,112,881
Investment securities	3,492,124	1,806,628
Deposits in financial institutions	254,308	278,973
Interest-earning assets	17,777,534	14,198,482
Other assets	3,047,714	2,491,695
Total assets	$20,825,248	$16,690,177

Average Liabilities and Stockholders’ Equity:
Interest-bearing deposits	$9,633,393	$8,993,681
Borrowings	206,236	70,171
Subordinated debentures	435,293	434,420
Interest-bearing liabilities	10,274,922	9,498,272
Noninterest-bearing demand deposits	6,043,900	3,486,780
Other liabilities	160,264	132,360
Total liabilities	16,479,086	13,117,412
Stockholders’ equity	4,346,162	3,572,765
Liabilities and stockholders’ equity	$20,825,248	$16,690,177

Time deposits	$4,439,940	$5,042,768
Total deposits	$15,677,293	$12,480,461
Funding sources	$16,318,822	$12,985,052

Yields on Average Assets:
Loans and leases	6.21%	6.34%
Investment securities (1)	3.23%	3.67%
Interest-earning assets (1)	5.54%	5.88%

Costs of Average Liabilities:
Total deposits	0.24%	0.33%
Time deposits	0.63%	0.66%
Interest-bearing deposits	0.39%	0.46%
Borrowings	0.31%	0.41%
Subordinated debentures	4.33%	4.27%
Interest-bearing liabilities	0.55%	0.63%
Funding sources	0.35%	0.46%

Net interest rate spread (1)	4.99%	5.25%
Net interest margin (1)	5.22%	5.46%

(1) Tax equivalent

The tax equivalent NIM and loan and lease yield are impacted by volatility in accelerated accretion of acquisition discounts due to the prepayment of acquired loans and leases. The effects of this item are shown in the following table for the periods indicated:

		Three Months Ended		Three Months Ended
		December 31, 2015		September 30, 2015
			Loan and		Loan and
		NIM	Lease Yield	NIM	Lease Yield
Reported		5.22%	6.21%	5.46%	6.34%
Less:	Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(0.12)%	(0.16)%	(0.27)%	(0.32)%
Core		5.10%	6.05%	5.19%	6.02%

The impact on the tax equivalent net interest income and NIM from all purchase accounting items is set forth in the table below for the periods indicated:

		Three Months Ended		Three Months Ended
		December 31, 2015		September 30, 2015
			Impact on		Impact on
		Amount	NIM	Amount	NIM
		(Dollars in thousands)

Net interest income/NIM		$233,959	5.22%	$195,274	5.46%
Less:	Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(5,511)	(0.12)%	(9,659)	(0.27)%
	Remaining accretion of Non-PCI loan acquisition discounts	(10,553)	(0.24)%	(7,485)	(0.21)%
	Total accretion of loan acquisition discounts	(16,064)	(0.36)%	(17,144)	(0.48)%
	Amortization of TruPS discount	1,397	0.03%	1,399	0.04%
	Accretion of time deposits premium	(384)	(0.01)%	(576)	(0.02)%
		(15,051)	(0.34)%	(16,321)	(0.46)%
Net interest income/NIM - excluding purchase accounting		$218,908	4.88%	$178,953	5.00%

Noninterest Income

Noninterest income increased by $12.3 million to $28.1 million for the fourth quarter of 2015 compared to $15.8 million for the third quarter of 2015 due mostly to higher other commissions and fees of $6.3 million, higher leased equipment income of $2.3 million, higher other income of $2.7 million and higher service charges on deposit accounts of $1.3 million. The increase in other commissions and fees was comprised of $3.3 million from loan prepayment fees, $1.7 million from foreign exchange fees and $0.7 million from credit card fee income. The last two items are new revenue streams acquired in the Square 1 acquisition. Leased equipment income increased due to higher average balances and other income increased due to gains from early lease terminations, dividends received on other investments, a miscellaneous recovery and warrant gains. We acquired a portfolio of equity warrants in the Square 1 acquisition, and we continue to receive warrants in connection with extending loan commitments to certain of our customers. Warrants potentially provide gains in the case of a future customer liquidity event. The increase in deposit service charges was due to the acquired Square 1 deposits.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2015	2015	(Decrease)
		(In thousands)

Service charges on deposit accounts	$3,901	$2,601	$1,300
Other commissions and fees	12,691	6,376	6,315
Leased equipment income	7,791	5,475	2,316
Gain on sale of loans and leases	183	27	156
Gain on securities	—	655	(655)
FDIC loss sharing expense, net	(4,291)	(4,449)	158
Other income:
Dividends and realized gains on equity investments	4,886	4,357	529
Foreign currency translation net losses	(661)	(373)	(288)
Income recognized on early repayment of leases	802	12	790
Other	2,756	1,077	1,679
Total noninterest income	$28,058	$15,758	$12,300

Noninterest Expense

Noninterest expense increased by $32.1 million to $122.3 million for the fourth quarter of 2015 compared to $90.1 million for the third quarter of 2015.  The increase was due mostly to higher acquisition, integration and reorganization costs of $16.9 million related to the Square 1 acquisition and integration. All operating expense categories were higher quarter over quarter due mostly to the Square 1 acquisition. Foreclosed assets expense is lower by $7.7 million due to gains of $3.0 million on foreclosed asset sales in the fourth quarter, while the third quarter included a write-down of $4.6 million on an existing foreclosed property.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2015	2015	(Decrease)
		(In thousands)

Compensation	$58,992	$48,152	$10,840
Occupancy	12,194	10,762	1,432
Data processing	5,585	4,322	1,263
Other professional services	3,811	3,396	415
Insurance and assessments	5,450	3,805	1,645
Intangible asset amortization	4,910	1,497	3,413
Leased equipment depreciation	4,235	3,162	1,073
Foreclosed assets (income) expense, net	(3,185)	4,521	(7,706)
Acquisition, integration and reorganization costs	17,600	747	16,853
Other expense:
Loan expense	2,745	1,494	1,251
Other	9,927	8,281	1,646
Total noninterest expense	$122,264	$90,139	$32,125

Income Taxes

Our overall effective income tax rate was 40.7% for the fourth quarter of 2015 and 36.4% for the third quarter of 2015.  The effective tax rate for the full year 2015 was 37.6%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases increased $2.0 billion in the fourth quarter to $14.5 billion at December 31, 2015.   The net increase was driven by the acquisition of Square 1 loans of $1.6 billion and fourth quarter originations and purchases of $1.4 billion, offset partially by principal repayments of $910.4 million.   For the year ended December 31, 2015, total loans and leases increased $2.6 billion, or approximately 22%. Fourth quarter new production included $96 million of purchased multi-family loans and the third quarter included $132 million of purchased multi-family and student loans.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,
Loan and Lease Roll Forward (1)	2015	2015	2015
		(In thousands)

Beginning balance	$12,452,205	$12,034,189	$11,882,432
New production	1,403,611	1,070,986	4,171,172
Existing loans and leases:
Principal repayments, net (2)	(910,445)	(630,292)	(3,067,733)
Loan and lease sales	(19,610)	(6,864)	(30,095)
Transfers to foreclosed assets	—	(10,383)	(13,471)
Charge-offs	(1,227)	(5,431)	(17,771)
Loans acquired through Square 1 acquisition	1,553,720	—	1,553,720
Ending balance	$14,478,254	$12,452,205	$14,478,254

Weighted average yields on new production	5.29%	5.16%	5.47%

(1)         Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)         Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), loan participation sales and other changes within the loan portfolio.

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
Loan and Lease Portfolio	2015	2015	2014
		(In thousands)
Real estate mortgage:
Commercial	$4,642,088	$4,512,489	$4,583,350
Residential	1,211,209	1,177,302	1,010,022
Total real estate mortgage	5,853,297	5,689,791	5,593,372
Real estate construction and land:
Commercial	349,436	229,904	220,927
Residential	184,382	145,262	96,749
Total real estate construction and land	533,818	375,166	317,676
Total real estate loans	6,387,115	6,064,957	5,911,048
Commercial:
Cash flow	3,073,965	2,980,650	2,665,654
Asset-based	2,547,665	2,381,706	2,234,474
Equipment finance	890,349	894,777	969,489
Venture capital	1,458,013	—	—
Total commercial	7,969,992	6,257,133	5,869,617
Consumer	121,147	130,115	101,767
Total loans and leases, net of deferred fees	$14,478,254	$12,452,205	$11,882,432

Total unfunded loan commitments	$3,580,655	$2,022,046	$1,921,067

Production from our recently expanded construction lending team is ramping up resulting in the growth in construction loans in the fourth quarter from the combination of new loans originated and disbursements on previously booked loans. Venture capital loans and unfunded loan commitments showed large increases in the fourth quarter due to the acquired balances from Square 1.

Credit Exposure Affected by Low Oil Prices

At December 31, 2015, PacWest had 24 outstanding loan and lease relationships totaling $137.3 million to borrowers involved in the oil and gas services industry, down from $152.3 million at September 30, 2015.  The collateral for these loans and leases primarily includes equipment, such as drilling equipment and transportation vehicles.  At December 31, 2015, three relationships totaling $47.1 million were on nonaccrual status and were classified, down from $47.9 million at September 30, 2015.   The largest of these relationships had an aggregate outstanding balance of $40.1 million at December 31, 2015.  These nonaccrual loans had specific valuation allowances of $6.3 million at December 31, 2015 reflecting a $4.9 million increase during the fourth quarter of 2015. The total reserves related to our oil and gas services industry exposure was approximately 8% at year end.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
Deposit Category	2015	2015	2014
	(Dollars in thousands)

Noninterest-bearing demand deposits	$6,171,455	$3,508,682	$2,931,352
Interest checking deposits	874,349	693,632	732,196
Money market deposits	2,782,974	1,860,983	1,709,068
Savings deposits	742,795	751,955	762,961
Total core deposits	10,571,573	6,815,252	6,135,577
Brokered non-maturity deposits	942,253	713,215	120,613
Total non-maturity deposits	11,513,826	7,528,467	6,256,190
Time deposits under $100,000	1,656,227	1,951,938	2,467,338
Time deposits of $100,000 and over	2,496,129	2,635,358	3,031,600
Total time deposits	4,152,356	4,587,296	5,498,938
Total deposits	$15,666,182	$12,115,763	$11,755,128

Noninterest-bearing demand deposits as percentage of total deposits	39%	29%	25%
Core deposits as percentage of total deposits	67%	56%	52%

At December 31, 2015, core deposits totaled $10.6 billion, or 67% of total deposits, including $6.2 billion of noninterest-bearing demand deposits, or 39% of total deposits.  Core deposits obtained in the Square 1 acquisition totaled $3.8 billion.

The following table summarizes the maturities of our time deposits as of the date indicated:

	December 31, 2015
	Time Deposits	Time Deposits	Total		Estimated
	Under	$100,000	Time	Contractual	Effective
Time Deposit Maturities	$100,000	or More	Deposits	Rate	Rate
	(Dollars in thousands)

Due in three months or less	$589,234	$784,141	$1,373,375	0.60%	0.58%
Due in over three months through six months	453,763	821,581	1,275,344	0.73%	0.72%
Due in over six months through twelve months	500,658	763,141	1,263,799	0.64%	0.62%
Due in over 12 months through 24 months	82,459	100,050	182,509	0.63%	0.51%
Due in over 24 months	30,113	27,216	57,329	1.03%	0.84%
Total	$1,656,227	$2,496,129	$4,152,356	0.66%	0.64%

At September 30, 2015	$1,951,938	$2,635,358	$4,587,296	0.67%	0.65%

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients, including investments managed by Square 1 Asset Management, Inc. (“S1AM”) our registered investment advisor subsidiary, and third-party sweep products.  Total client investment funds at December 31, 2015 were $2.0 billion, of which $1.6 billion was managed by S1AM.   In conjunction with the integration of Square 1 Bank, approximately $300 million of assets managed by S1AM were transferred into on-balance sheet deposit products during the fourth quarter of 2015.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $13.8 million was recorded in the fourth quarter of 2015 compared to $8.7 million in the third quarter of 2015. The fourth quarter provision was comprised of a $15.1 million provision for Non-PCI loans and leases and a negative provision of $1.3 million for PCI loans. The allowance for Non-PCI credit losses to Non-PCI loans and leases coverage ratio increased to 0.85% at December 31, 2015 from 0.82% at September 30, 2015.  The increase in the reserve for unfunded commitments was due to higher levels of expected unfunded commitments utilization and a higher level of unfunded commitments, excluding any gained in the Square 1 acquisition.  The negative provision for PCI loans resulted from increases in actual and expected cash flows, mostly due to payoffs.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended December 31, 2015
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$92,316	$8,374	$100,690	$10,955	$111,645
Fair value of acquired reserve for unfunded commitments	—	4,746	4,746	—	4,746
Charge-offs	(1,153)	—	(1,153)	(74)	(1,227)
Recoveries	2,871	—	2,871	38	2,909
Net recoveries	1,718	—	1,718	(36)	1,682
Provision (negative provision)	11,500	3,614	15,114	(1,342)	13,772
Ending balance	$105,534	$16,734	$122,268	$9,577	$131,845

	Three Months Ended September 30, 2015
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$85,047	$7,874	$92,921	$14,328	$107,249
Charge-offs	(4,312)	—	(4,312)	(1,119)	(5,431)
Recoveries	1,081	—	1,081	—	1,081
Net charge-offs	(3,231)	—	(3,231)	(1,119)	(4,350)
Provision (negative provision)	10,500	500	11,000	(2,254)	8,746
Ending balance	$92,316	$8,374	$100,690	$10,955	$111,645

All acquired loans are recorded initially at their estimated fair value including an estimate of credit losses. The table below presents two alternative views of credit risk coverage ratios for Non-PCI loans reflecting adjustments for acquired loans and associated purchase accounting discounts:

	December 31, 2015				September 30, 2015
	Non-PCI				Non-PCI
	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
Credit Risk Coverage Ratios	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)

Ending balance	$14,339,070	$122,268		0.85%	$12,300,057	$100,690		0.82%
Acquired loans	(6,030,921)	(19,127	)(1)		(5,180,808)	(12,173	)(1)
Adjusted balance	$8,308,149	$103,141		1.24%	$7,119,249	$88,517		1.24%

Ending balance	$14,339,070	$122,268		0.85%	$12,300,057	$100,690		0.82%
Unamortized net discount	92,192	92,192	(2)		88,690	88,690	(2)
Adjusted balance	$14,431,262	$214,460		1.49%	$12,388,747	$189,380		1.53%

(1)   Allowance attributed to $6.0 billion and $5.2 billion of acquired Non-PCI loans at December 31, 2015 and September 30, 2015, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)   Unamortized net discount relates to $6.0 billion and $5.2 billion of acquired Non-PCI loans at December 31, 2015 and September 30, 2015, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, interest rate risk and credit risk and is being accreted to interest income over the remaining life of the respective loans using the interest method.  Use of the interest method results in steadily declining amounts being taken into income in each reporting period.  The remaining discount of $92.2 million at December 31, 2015, is expected to be substantially accreted to income by the end of 2018.

Non-PCI loans and leases at December 31, 2015 included $8.3 billion of originated loans and leases that were not obtained through acquisitions. The related allowance for loan and lease losses totaled $90.5 million, or 1.09% of the outstanding balance.

CREDIT QUALITY

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,
Non-PCI Credit Quality Metrics	2015	2015
	(Dollars in thousands)

Allowance for credit losses	$122,268	$100,690
Nonaccrual loans and leases (1)	129,019	107,190
Classified loans and leases	391,754	328,038
Performing restructured loans	40,182	39,956
Net charge-offs (recoveries) (for the quarter)	(1,718)	3,231
Provision for credit losses (for the quarter)	15,114	11,000
Allowance for credit losses to loans and leases	0.85%	0.82%
Allowance for credit losses to nonaccrual loans and leases (1)	94.8%	93.9%
Nonaccrual loans and leases to loans and leases	0.90%	0.87%
Nonperforming assets to loans and leases and foreclosed assets	1.06%	1.14%
Classified loans and leases to loans and leases	2.73%	2.67%

(1) The December 31, 2015 and September 30, 2015 amounts include $85.2 million and $54.9 million of acquired loans and leases with no allowance due to the effects of fair value accounting.

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	December 31, 2015		September 30, 2015		30-89 Days Past Due
		% of		% of	December 31,	September 30,
		Loan		Loan	2015	2015
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$52,363	1.2%	$25,899	0.6%	$1,498	$1,191
Residential	4,914	0.4%	5,922	0.5%	3,174	1,911
Total real estate mortgage	57,277	1.0%	31,821	0.6%	4,672	3,102
Real estate construction and land:
Commercial	—	—	—	—	—	—
Residential	372	0.2%	374	0.3%	—	—
Total real estate construction and land	372	0.1%	374	0.1%	—	—
Commercial:
Cash flow	15,800	0.5%	15,602	0.5%	1,118	11
Asset-based	2,505	0.1%	2,861	0.1%	1	82
Equipment finance (1)	51,410	5.8%	53,153	5.9%	360	—
Venture capital	124	—	—	—	250	—
Total commercial	69,839	0.9%	71,616	1.1%	1,729	93
Consumer	1,531	1.3%	3,379	2.6%	628	88
Total Non-PCI loans and leases	$129,019	0.9%	$107,190	0.9%	$7,029	$3,283

(1) Includes nonaccrual leases and loans to companies involved in the oil and gas industries of $47.1 million and $47.9 million at December 31, 2015 and September 30, 2015, respectively.

The following table presents nonperforming assets as of the dates indicated:

	December 31,	September 30,
Nonperforming Assets	2015	2015
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$129,019	$107,190
Nonaccrual PCI Loans (1)	4,596	4,823
Total nonaccrual loans and leases	133,615	112,013
Non-PCI accruing loan contractually past due 90 days or more	700	—
Foreclosed assets, net	22,120	33,216
Total nonperforming assets	$156,435	$145,229

Nonaccrual loans and leases to loans and leases	0.92%	0.90%
Nonperforming assets to loans and leases and foreclosed assets	1.08%	1.16%

(1) Represents legacy CapitalSource borrowing relationships placed on nonaccrual status as of the acquisition date.

SQUARE 1 FINANCIAL, INC. ACQUISITION

On October 6, 2015, the acquisition of Square 1 Financial, Inc. (“Square 1”) was consummated in a transaction valued at approximately $815 million.  PacWest Bancorp is the surviving company and Pacific Western Bank is the surviving subsidiary bank, with the banking operations of Square 1 conducted under the trade name of Square 1 Bank, a division of Pacific Western Bank.

Under the terms of the merger agreement, Square 1 stockholders received 0.5997 shares of PacWest common stock for each share of Square 1 common stock and holders of stock options and restricted stock units received cash consideration as described in the merger agreement. The total value of the per share merger consideration was $26.37, based on the closing price of PacWest common stock of $43.97 on October 6, 2015.

The following table shows the various purchase accounting adjustments at the acquisition date by category along with accretion/amortization periods:

Description	Purchase Accounting Adjustment	Estimated Accretion/ Amortization Method
	(In thousands)
	Debit (Credit)

Loan portfolio discount	$(37,892)	30 months using a level yield method
Reserve for unfunded commitments	$(4,746)	30 months based on commitment activity
Core deposit intangible	$42,300	84 months using an accelerated method
Customer relationship intangible	$3,126	84 months using an accelerated method
Other intangible assets with definite lives	$1,500	Straight line over 18 months
Other intangible assets with indefinite lives	$2,100	Not amortized

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $21 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). The Bank has 80 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  Pacific Western offers additional products and services under the brands of its business groups, CapitalSource and Square 1 Bank. CapitalSource provides cash flow, asset-based, equipment and real estate loans and treasury management services to established middle market businesses on a national basis.  Square 1 Bank offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our acquisition of Square 1, intentions to expand Pacific Western’s lending business, credit loss exposure, profitability, and loan and lease portfolio growth. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases;

•                  higher than anticipated delinquencies, charge-offs, and loan losses;

•                  compression of spreads on newly originated loans and leases;

•                  the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments;

•                  higher than anticipated increases in operating expenses;

•                  increased costs to manage and sell foreclosed assets;

•                  reduced demand for our services due to strategic or regulatory reasons;

•                  our inability to grow deposits or access wholesale funding sources;

•                  legislative or regulatory requirements or changes could negatively impact our business including an increase to capital requirements;

•                  loan repayments higher than expected;

•                  our ability to complete future acquisitions and to successfully integrate such acquired entities, including Square 1, or achieve expected benefits, synergies and/or operating efficiencies within expected time frames or at all;

•                  business disruption following the Square 1 acquisition;

•                  changes in our stock price;

•                  the reaction to the Square 1 acquisition of the Company’s customers, employees and counterparties;

•                  inability to attract qualified professionals;

•                  the success and timing of other business strategies; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2015	2015	2014
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$161,020	$154,652	$164,757
Interest-earning deposits in financial institutions	235,466	81,642	148,469
Total cash and cash equivalents	396,486	236,294	313,226

Securities available-for-sale, at estimated fair value	3,559,437	1,809,364	1,567,177
Federal Home Loan Bank stock, at cost	19,710	17,250	40,609
Total investment securities	3,579,147	1,826,614	1,607,786

Non-PCI loans and leases	14,339,070	12,300,057	11,613,832
PCI loans	189,095	193,340	290,852
Total gross loans and leases	14,528,165	12,493,397	11,904,684
Deferred fees and costs	(49,911)	(41,192)	(22,252)
Total loans and leases, net of deferred fees	14,478,254	12,452,205	11,882,432
Allowance for loan and lease losses	(115,111)	(103,271)	(84,455)
Total loans and leases, net	14,363,143	12,348,934	11,797,977

Equipment leased to others under operating leases	197,452	161,508	122,506
Premises and equipment, net	39,197	36,475	36,551
Foreclosed assets, net	22,120	33,216	43,721
Deferred tax asset, net	126,389	169,760	284,411
Goodwill	2,176,291	1,728,380	1,720,479
Core deposit and customer relationship intangibles, net	53,220	12,704	17,204
Other assets	335,045	260,220	290,744
Total assets	$21,288,490	$16,814,105	$16,234,605

LIABILITIES:
Noninterest-bearing deposits	$6,171,455	$3,508,682	$2,931,352
Interest-bearing deposits	9,494,727	8,607,081	8,823,776
Total deposits	15,666,182	12,115,763	11,755,128
Borrowings	621,914	552,497	383,402
Subordinated debentures	436,000	435,417	433,583
Accrued interest payable and other liabilities	166,703	128,724	156,262
Total liabilities	16,890,799	13,232,401	12,728,375
STOCKHOLDERS’ EQUITY (1)	4,397,691	3,581,704	3,506,230
Total liabilities and stockholders’ equity	$21,288,490	$16,814,105	$16,234,605

(1) Includes net unrealized gain on securities available-for-sale, net	$27,828	$24,459	$26,380

Book value per share	$36.22	$34.76	$34.03
Tangible book value per share	$17.86	$17.86	$17.17

Shares outstanding (includes unvested restricted shares of 1,211,951 at December 31, 2015, 988,825 at September 30, 2015, and 1,108,505 at December 31, 2014)	121,413,727	103,053,694	103,022,017

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$219,677	$193,539	$197,472	$819,094	$657,097
Investment securities	23,648	13,955	12,205	64,368	47,345
Deposits in financial institutions	172	178	19	476	333
Total interest income	243,497	207,672	209,696	883,938	704,775

Interest expense:
Deposits	9,391	10,400	9,972	41,503	27,332
Borrowings	159	72	144	554	496
Subordinated debentures	4,748	4,680	4,597	18,535	14,570
Total interest expense	14,298	15,152	14,713	60,592	42,398

Net interest income	229,199	192,520	194,983	823,346	662,377
Provision for credit losses	13,772	8,746	2,063	45,481	11,499
Net interest income after provision for credit losses	215,427	183,774	192,920	777,865	650,878

Noninterest income:
Service charges on deposit accounts	3,901	2,601	2,787	11,688	11,233
Other commissions and fees	12,691	6,376	4,556	31,586	18,602
Leased equipment income	7,791	5,475	5,382	24,023	16,669
Gain on sale of loans and leases	183	27	7	373	601
Gain on securities	—	655	—	3,744	4,841
FDIC loss sharing expense, net	(4,291)	(4,449)	(4,360)	(18,246)	(31,730)
Other income	7,783	5,073	4,331	31,142	21,971
Total noninterest income	28,058	15,758	12,703	84,310	42,187

Noninterest expense:
Compensation	58,992	48,152	45,930	203,914	165,499
Occupancy	12,194	10,762	10,745	44,144	40,606
Data processing	5,585	4,322	4,050	18,617	14,618
Other professional services	3,811	3,396	3,181	13,760	11,234
Insurance and assessments	5,450	3,805	3,115	16,996	10,907
Intangible asset amortization	4,910	1,497	1,619	9,410	6,268
Leased equipment depreciation	4,235	3,162	3,103	13,603	9,159
Foreclosed assets (income) expense, net	(3,185)	4,521	1,938	(668)	5,401
Acquisition, integration and reorganization costs	17,600	747	7,381	21,247	101,016
Other expense	12,672	9,775	10,243	41,016	40,884
Total noninterest expense	122,264	90,139	91,305	382,039	405,592

Earnings from continuing operations before taxes	121,221	109,393	114,318	480,136	287,473
Income tax expense	(49,380)	(39,777)	(43,261)	(180,517)	(117,005)
Net earnings from continuing operations	71,841	69,616	71,057	299,619	170,468

Loss from discontinued operations before taxes	—	—	(105)	—	(2,677)
Income tax benefit	—	—	47	—	1,114
Net loss from discontinued operations	—	—	(58)	—	(1,563)
Net earnings	$71,841	$69,616	$70,999	$299,619	$168,905

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.60	$0.68	$0.69	$2.79	$1.94
Net earnings	$0.60	$0.68	$0.69	$2.79	$1.92

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$169,772	$6,345	14.83%	$193,094	$7,505	15.42%	$311,061	$11,247	14.34%
Non-PCI loans and leases	13,861,330	213,332	6.11%	11,919,787	186,034	6.19%	11,275,512	186,225	6.55%
Total loans and leases	14,031,102	219,677	6.21%	12,112,881	193,539	6.34%	11,586,573	197,472	6.76%
Investment securities (1)	3,492,124	28,408	3.23%	1,806,628	16,709	3.67%	1,591,839	13,840	3.45%
Deposits in financial institutions	254,308	172	0.27%	278,973	178	0.25%	26,971	19	0.28%
Total interest-earning assets	17,777,534	248,257	5.54%	14,198,482	210,426	5.88%	13,205,383	211,331	6.35%
Other assets	3,047,714			2,491,695			2,687,378
Total assets	$20,825,248			$16,690,177			$15,892,761

Liabilities and Stockholders’ Equity:
Interest checking	$889,035	345	0.15%	$787,271	300	0.15%	$702,498	194	0.11%
Money market	3,557,364	1,543	0.17%	2,417,280	1,218	0.20%	1,788,341	932	0.21%
Savings	747,054	445	0.24%	746,362	449	0.24%	761,073	572	0.30%
Time	4,439,940	7,058	0.63%	5,042,768	8,433	0.66%	5,427,687	8,274	0.60%
Total interest-bearing deposits	9,633,393	9,391	0.39%	8,993,681	10,400	0.46%	8,679,599	9,972	0.46%
Borrowings	206,236	159	0.31%	70,171	72	0.41%	214,053	144	0.27%
Subordinated debentures	435,293	4,748	4.33%	434,420	4,680	4.27%	433,859	4,597	4.20%
Total interest-bearing liabilities	10,274,922	14,298	0.55%	9,498,272	15,152	0.63%	9,327,511	14,713	0.63%
Noninterest-bearing demand deposits	6,043,900			3,486,780			2,900,388
Other liabilities	160,264			132,360			164,571
Total liabilities	16,479,086			13,117,412			12,392,470
Stockholders’ equity	4,346,162			3,572,765			3,500,291
Total liabilities and stockholders’ equity	$20,825,248			$16,690,177			$15,892,761
Net interest income (2)		$233,959			$195,274			$196,618
Net interest spread (2)			4.99%			5.25%			5.72%
Net interest margin (2)			5.22%			5.46%			5.91%

Total deposits (3)	$15,677,293	$9,391	0.24%	$12,480,461	$10,400	0.33%	$11,579,987	$9,972	0.34%
Funding sources (4)	$16,318,822	$14,298	0.35%	$12,985,052	$15,152	0.46%	$12,227,899	$14,713	0.48%

(1)        Includes tax equivalent adjustments of $4.8 million, $2.8 million, and $1.6 million for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014 related to tax exempt income on municipal securities.  The federal statutory tax rate utilized was 35% for the periods.

(2)        Tax equivalent.

(3)        Total deposits is the sum of interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(4)        Funding sources is the sum of interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$161,020	$154,652	$207,598	$140,873	$164,757
Interest-earning deposits in financial institutions	235,466	81,642	433,033	250,981	148,469
Total cash and cash equivalents	396,486	236,294	640,631	391,854	313,226

Securities available-for-sale	3,559,437	1,809,364	1,698,158	1,595,409	1,567,177
Federal Home Loan Bank stock, at cost	19,710	17,250	17,250	28,905	40,609
Total investment securities	3,579,147	1,826,614	1,715,408	1,624,314	1,607,786

Non-PCI loans and leases	14,339,070	12,300,057	11,846,314	12,047,946	11,613,832
PCI loans	189,095	193,340	222,691	254,346	290,852
Total gross loans and leases	14,528,165	12,493,397	12,069,005	12,302,292	11,904,684
Deferred fees and costs	(49,911)	(41,192)	(34,816)	(30,126)	(22,252)
Total loans and leases, net of deferred fees	14,478,254	12,452,205	12,034,189	12,272,166	11,882,432
Allowance for loan and lease losses	(115,111)	(103,271)	(99,375)	(92,378)	(84,455)
Total loans and leases, net	14,363,143	12,348,934	11,934,814	12,179,788	11,797,977

Equipment leased to others under operating leases	197,452	161,508	117,182	119,959	122,506
Premises and equipment, net	39,197	36,475	35,984	36,022	36,551
Foreclosed assets, net	22,120	33,216	31,668	35,940	43,721
Deferred tax asset, net	126,389	169,760	211,556	236,065	284,411
Goodwill	2,176,291	1,728,380	1,728,380	1,728,380	1,720,479
Core deposit and customer relationship intangibles, net	53,220	12,704	14,201	15,703	17,204
Other assets	335,045	260,220	267,196	275,915	290,744
Total assets	$21,288,490	$16,814,105	$16,697,020	$16,643,940	$16,234,605

LIABILITIES:
Noninterest-bearing deposits	$6,171,455	$3,508,682	$3,396,688	$3,029,463	$2,931,352
Interest-bearing deposits	9,494,727	8,607,081	9,185,128	8,904,712	8,823,776
Total deposits	15,666,182	12,115,763	12,581,816	11,934,175	11,755,128
Borrowings	621,914	552,497	2,751	618,156	383,402
Subordinated debentures	436,000	435,417	433,944	431,448	433,583
Accrued interest payable and other liabilities	166,703	128,724	127,019	126,800	156,262
Total liabilities	16,890,799	13,232,401	13,145,530	13,110,579	12,728,375
STOCKHOLDERS’ EQUITY (1)	4,397,691	3,581,704	3,551,490	3,533,361	3,506,230
Total liabilities and stockholders’ equity	$21,288,490	$16,814,105	$16,697,020	$16,643,940	$16,234,605

(1) Includes net unrealized gain on securities available-for-sale, net	$27,828	$24,459	$16,255	$28,744	$26,380

Book value per share	$36.22	$34.76	$34.46	$34.29	$34.03
Tangible book value per share	$17.86	$17.86	$17.55	$17.36	$17.17

Shares outstanding (includes unvested restricted shares)	121,413,727	103,053,694	103,051,989	103,044,257	103,022,017

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$219,677	$193,539	$203,781	$202,097	$197,472
Investment securities	23,648	13,955	14,570	12,195	12,205
Deposits in financial institutions	172	178	104	22	19
Total interest income	243,497	207,672	218,455	214,314	209,696

Interest expense:
Deposits	9,391	10,400	11,233	10,479	9,972
Borrowings	159	72	88	235	144
Subordinated debentures	4,748	4,680	4,582	4,525	4,597
Total interest expense	14,298	15,152	15,903	15,239	14,713

Net interest income	229,199	192,520	202,552	199,075	194,983
Provision for credit losses	13,772	8,746	6,529	16,434	2,063
Net interest income after provision for credit losses	215,427	183,774	196,023	182,641	192,920

Noninterest income:
Service charges on deposit accounts	3,901	2,601	2,612	2,574	2,787
Other commissions and fees	12,691	6,376	7,123	5,396	4,556
Leased equipment income	7,791	5,475	5,375	5,382	5,382
Gain on sale of loans and leases	183	27	163	—	7
Gain (loss) on securities	—	655	(186)	3,275	—
FDIC loss sharing expense, net	(4,291)	(4,449)	(5,107)	(4,399)	(4,360)
Other income	7,783	5,073	9,643	8,643	4,331
Total noninterest income	28,058	15,758	19,623	20,871	12,703

Noninterest expense:
Compensation	58,992	48,152	49,033	47,737	45,930
Occupancy	12,194	10,762	10,588	10,600	10,745
Data processing	5,585	4,322	4,402	4,308	4,050
Other professional services	3,811	3,396	3,332	3,221	3,181
Insurance and assessments	5,450	3,805	4,716	3,025	3,115
Intangible asset amortization	4,910	1,497	1,502	1,501	1,619
Leased equipment depreciation	4,235	3,162	3,103	3,103	3,103
Foreclosed assets (income) expense, net	(3,185)	4,521	(2,340)	336	1,938
Acquisition, integration and reorganization costs	17,600	747	900	2,000	7,381
Other expense	12,672	9,775	10,040	8,529	10,243
Total noninterest expense	122,264	90,139	85,276	84,360	91,305

Earnings from continuing operations before taxes	121,221	109,393	130,370	119,152	114,318
Income tax expense	(49,380)	(39,777)	(45,287)	(46,073)	(43,261)
Net earnings from continuing operations	71,841	69,616	85,083	73,079	71,057

Loss from discontinued operations before taxes	—	—	—	—	(105)
Income tax benefit	—	—	—	—	47
Net loss from discontinued operations	—	—	—	—	(58)

Net earnings	$71,841	$69,616	$85,083	$73,079	$70,999

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.60	$0.68	$0.83	$0.71	$0.69
Net earnings	$0.60	$0.68	$0.83	$0.71	$0.69

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands)
Performance Ratios - GAAP:
Return on average assets (1)	1.37%	1.65%	2.07%	1.82%	1.77%
Return on average equity (1)	6.56%	7.73%	9.62%	8.39%	8.05%
Yield on average loans and leases	6.21%	6.34%	6.75%	6.80%	6.76%
Yield on average interest-earning assets (2)	5.54%	5.88%	6.35%	6.40%	6.35%
Cost of average total deposits	0.24%	0.33%	0.37%	0.36%	0.34%
Cost of average time deposits	0.63%	0.66%	0.68%	0.65%	0.60%
Cost of average interest-bearing liabilities	0.55%	0.63%	0.66%	0.64%	0.63%
Cost of average funding sources	0.35%	0.46%	0.50%	0.49%	0.48%
Net interest rate spread (2)	4.99%	5.25%	5.69%	5.76%	5.72%
Net interest margin (2)	5.22%	5.46%	5.89%	5.95%	5.91%
Noninterest expense as a percentage of average assets (1)	2.33%	2.14%	2.08%	2.10%	2.28%
Efficiency ratio	39.3%	39.6%	38.0%	36.9%	38.4%

Performance Ratios - Non-GAAP:
Adjusted return on average assets (1)	1.60%	1.55%	1.78%	1.63%	1.70%
Adjusted return on average equity (1)	7.66%	7.22%	8.25%	7.51%	7.71%
Return on average tangible equity (1)	13.14%	15.09%	18.90%	16.50%	16.00%
Adjusted return on average tangible equity (1)	15.35%	14.10%	16.21%	14.78%	15.33%
Core net interest margin (2)	5.10%	5.19%	5.33%	5.44%	5.57%

Average Balances:
Loans and leases	$14,031,102	$12,112,881	$12,108,016	$12,055,682	$11,586,573
Interest-earning assets	17,777,534	14,198,482	13,942,289	13,701,865	13,205,383
Total assets	20,825,248	16,690,177	16,463,311	16,296,640	15,892,761
Noninterest-bearing deposits	6,043,900	3,486,780	3,157,129	2,949,719	2,900,388
Interest-bearing deposits	9,633,393	8,993,681	9,107,937	8,801,306	8,679,599
Total deposits	15,677,293	12,480,461	12,265,066	11,751,025	11,579,987
Borrowings and subordinated debentures	641,529	504,591	513,820	856,664	647,912
Interest-bearing liabilities	10,274,922	9,498,272	9,621,757	9,657,970	9,327,511
Funding sources	16,318,822	12,985,052	12,778,886	12,607,689	12,227,899
Stockholders’ equity	4,346,162	3,572,765	3,548,748	3,533,343	3,500,291

(1) Annualized.

(2) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	0.85%	0.82%	0.78%	0.72%	0.66%
Allowance for credit losses to nonaccrual loans and leases	95%	94%	71%	62%	92%
Nonaccrual loans and leases to loans and leases	0.90%	0.87%	1.11%	1.16%	0.72%
Nonperforming assets to loans and leases and foreclosed assets	1.06%	1.14%	1.37%	1.45%	1.09%
Nonperforming assets to total assets	0.71%	0.84%	0.98%	1.05%	0.78%
Trailing twelve month net charge-offs to average loans and leases	0.06%	0.04%	0.06%	0.07%	0.02%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	11.67%	12.04%	11.96%	11.74%	12.34%
Common equity tier 1 capital ratio (1)	12.56%	12.74%	12.87%	12.27%	N/A
Tier 1 capital ratio (1)	12.58%	12.74%	12.87%	12.27%	13.16%
Total capital ratio (1)	15.60%	16.32%	16.53%	15.80%	16.07%
Tangible common equity ratio (non-GAAP measure)	11.38%	12.21%	12.10%	12.01%	12.20%
Risk-weighted assets (1)	$17,198,540	$14,038,839	$13,569,369	$13,776,106	$13,096,354

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	11.40%	11.56%	11.65%	11.53%	11.70%
Common equity tier 1 capital ratio (1)	12.03%	12.25%	12.55%	12.07%	N/A
Tier 1 capital ratio (1)	12.03%	12.25%	12.55%	12.07%	12.46%
Total capital ratio (1)	12.78%	13.05%	13.35%	12.80%	13.16%
Tangible common equity ratio (non-GAAP measure)	10.80%	11.53%	11.46%	11.32%	11.51%

(1) Capital information for December 31, 2015 is preliminary.

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings from continuing operations	$71,841	$69,616	$71,057	$299,619	$170,468
Less: earnings allocated to unvested restricted stock (1)	(690)	(649)	(810)	(2,892)	(1,959)
Net earnings from continuing operations allocated to common shares	71,151	68,967	70,247	296,727	168,509
Net earnings from discontinued operations allocated to common shares	—	—	(57)	—	(1,545)
Net earnings allocated to common shares	$71,151	$68,967	$70,190	$296,727	$166,964

Weighted-average basic shares and unvested restricted stock outstanding	120,385	103,048	103,045	107,401	87,871
Less: weighted-average unvested restricted stock outstanding	(1,133)	(985)	(1,132)	(1,074)	(1,018)
Weighted-average basic shares outstanding	119,252	102,063	101,913	106,327	86,853

Basic earnings per share:
Net earnings from continuing operations	$0.60	$0.68	$0.69	$2.79	$1.94
Net earnings from discontinued operations	—	—	—	—	(0.02)
Net earnings	$0.60	$0.68	$0.69	$2.79	$1.92

Diluted Earnings Per Share:
Net earnings from continuing operations allocated to common shares	$71,151	$68,967	$70,247	$296,727	$168,509
Net earnings from discontinued operations allocated to common shares	—	—	(57)	—	(1,545)
Net earnings allocated to common shares	$71,151	$68,967	$70,190	$296,727	$166,964

Weighted-average basic shares outstanding	119,252	102,063	101,913	106,327	86,853

Diluted earnings per share:
Net earnings from continuing operations	$0.60	$0.68	$0.69	$2.79	$1.94
Net earnings from discontinued operations	—	—	—	—	(0.02)
Net earnings	$0.60	$0.68	$0.69	$2.79	$1.92

(1)         Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for adjusted net earnings, adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, tangible book value per share, core net interest margin, and operating expense as a percentage of average assets. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance:

•                                          Adjusted net earnings: To calculate adjusted net earnings, we exclude from net earnings primarily income statement items for which the related assets or liabilities have been completely resolved and are no longer on the balance sheet.  As analysts and investors view this measure as an indicator of the Company’s ability to generate recurring earnings, we disclose this amount in addition to net earnings.

•                                          Adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, and tangible book value per share: Given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to return on average assets, return on average equity, equity-to-assets ratio, and book value per share, respectively.

Please refer to the tables on the following pages for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

		Three Months Ended			Year Ended
Adjusted Net Earnings and		December 31,	September 30,	December 31,	December 31,
Related Ratios		2015	2015	2014	2015	2014
		(Dollars in thousands)

Net earnings		$71,841	$69,616	$70,999	$299,619	$168,905
Less:	Tax benefit on discontinued operations	—	—	(47)	—	(1,114)
Add:	Tax expense on continuing operations	49,380	39,777	43,261	180,517	117,005
Pre-tax earnings		121,221	109,393	114,213	480,136	284,796
Add:	Acquisition, integration and reorganization costs	17,600	747	7,381	21,247	101,016
Less:	FDIC loss sharing expense, net	(4,291)	(4,449)	(4,360)	(18,246)	(31,730)
	Gain on sale of loans and leases	183	27	7	373	601
	Gain on securities	—	655	—	3,744	4,841
	Covered OREO income (expense), net	2,920	(20)	(176)	2,931	1,172
	Gain on sale of owned office building	—	—	—	—	1,570
Adjusted pre-tax earnings before accelerated discount accretion		140,009	113,927	126,123	512,581	409,358
Less:	Accelerated discount accretion from early payoffs of acquired loans	5,511	9,659	11,421	51,969	38,867
Adjusted pre-tax earnings		134,498	104,268	114,702	460,612	370,491
	Tax expense (1)	(50,571)	(39,205)	(46,684)	(173,190)	(150,790)
Adjusted net earnings		$83,927	$65,063	$68,018	$287,422	$219,701

Average assets		$20,825,248	$16,690,177	$15,892,761	$17,578,844	$13,322,388

Average stockholders’ equity		$4,346,162	$3,572,765	$3,500,291	$3,751,995	$2,763,726
Less:	Average intangible assets	2,177,631	1,741,902	1,739,977	1,850,988	1,342,286
Average tangible common equity		$2,168,531	$1,830,863	$1,760,314	$1,901,007	$1,421,440

Return on average assets (2)		1.37%	1.65%	1.77%	1.70%	1.27%
Return on average equity (3)		6.56%	7.73%	8.05%	7.99%	6.11%
Return on average tangible equity (4)		13.14%	15.09%	16.00%	15.76%	11.88%
Adjusted return on average assets (5)		1.60%	1.55%	1.70%	1.64%	1.65%
Adjusted return on average equity (6)		7.66%	7.22%	7.71%	7.66%	7.95%
Adjusted return on average tangible equity (7)		15.35%	14.10%	15.33%	15.12%	15.46%

(1) Full-year actual effective rates of 37.6% used for 2015 periods and 40.7% used for 2014 periods.

(2) Annualized net earnings divided by average assets.

(3) Annualized net earnings divided by average stockholders’ equity.

(4) Annualized net earnings divided by average tangible common equity.

(5) Annualized adjusted net earnings divided by average assets.

(6) Annualized adjusted net earnings divided by average stockholders’ equity.

(7) Annualized adjusted net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Common Equity Ratio	2015	2015	2015	2015	2014
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$4,397,691	$3,581,704	$3,551,490	$3,533,361	$3,506,230
Less: Intangible assets	2,229,511	1,741,084	1,742,581	1,744,083	1,737,683
Tangible common equity	$2,168,180	$1,840,620	$1,808,909	$1,789,278	$1,768,547

Total assets	$21,288,490	$16,814,105	$16,697,020	$16,643,940	$16,234,605
Less: Intangible assets	2,229,511	1,741,084	1,742,581	1,744,083	1,737,683
Tangible assets	$19,058,979	$15,073,021	$14,954,439	$14,899,857	$14,496,922

Equity to assets ratio	20.66%	21.30%	21.27%	21.23%	21.60%
Tangible common equity ratio (1)	11.38%	12.21%	12.10%	12.01%	12.20%

Book value per share	$36.22	$34.76	$34.46	$34.29	$34.03
Tangible book value per share (2)	$17.86	$17.86	$17.55	$17.36	$17.17
Shares outstanding	121,413,727	103,053,694	103,051,989	103,044,257	103,022,017

Pacific Western Bank:
Stockholders’ equity	$4,276,279	$3,466,817	$3,440,715	$3,410,276	$3,378,879
Less: Intangible assets	2,229,511	1,741,084	1,742,581	1,744,083	1,737,683
Tangible common equity	$2,046,768	$1,725,733	$1,698,134	$1,666,193	$1,641,196

Total assets	$21,180,689	$16,707,072	$16,555,610	$16,458,591	$15,995,719
Less: Intangible assets	2,229,511	1,741,084	1,742,581	1,744,083	1,737,683
Tangible assets	$18,951,178	$14,965,988	$14,813,029	$14,714,508	$14,258,036

Equity to assets ratio	20.19%	20.75%	20.78%	20.72%	21.12%
Tangible common equity ratio	10.80%	11.53%	11.46%	11.32%	11.51%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.